Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated July 15, 2026, relating to the financial statements of Churchill Capital Corp XIII as of June 30, 2026 and for the period from January 13, 2026 (inception) through June 30, 2026, appearing in the Registration Statement on Form S-1, File No. 333-297472.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

New York, New York

July 30, 2026